Exhibit 4.02

MBIA INC.

AND

THE BANK OF NEW YORK

TRUSTEE

FIRST SUPPLEMENTAL INDENTURE

Dated as of November 24, 2004

$350,000,000

5.70% Senior Notes due 2034

THIS FIRST SUPPLEMENTAL INDENTURE is made as of the 24th day of November, 2004, by and between MBIA INC., a Connecticut Corporation (the “Company”), and THE BANK OF NEW YORK, a New York banking corporation, as trustee (the “Trustee”):

WHEREAS, the Company has heretofore entered into a Senior Indenture, dated as of November 24, 2004 (the “Original Indenture”), with the Trustee;

WHEREAS, the Original Indenture is incorporated herein by this reference and the Original Indenture, as supplemented by this First Supplemental Indenture, is herein called the “Indenture”;

WHEREAS, under the Original Indenture, a new series of senior notes may at any time be established by the Board of Directors of the Company in accordance with the provisions of the Original Indenture and the terms of such series may be described by a supplemental indenture executed by the Company and the Trustee;

WHEREAS, the Company proposes to create under the Indenture a new series of senior notes;

WHEREAS, additional senior notes of other series hereafter established, except as may be limited in the Original Indenture as at the time supplemented and modified, may be issued from time to time pursuant to the Indenture as at the time supplemented and modified, and all senior notes issued by the Company of any one series need not be issued at the same time and, unless otherwise so provided, may be reopened for issuances of additional senior notes of such series; and

WHEREAS, all conditions necessary to authorize the execution and delivery of this First Supplemental Indenture and make it a valid and binding obligation of the Company, in accordance with its terms, have been done or performed.

NOW THEREFORE, in consideration of the agreements and obligations set forth herein and for other good and valuable consideration, the sufficiency of which is hereby acknowledged, the parties hereto hereby agree as follows:

ARTICLE I

5.70% SENIOR NOTES DUE 2034

Section 1.01 Establishment. There is hereby established a new series of senior notes to be issued under the Indenture, to be designated as the Company’s 5.70% Senior Notes due 2034 (the “Senior Notes”).

There are to be authenticated and delivered Senior Notes, initially limited in aggregate principal amount of $350,000,000 and no further Senior Notes shall be authenticated and delivered except as provided by Section 301, 303 or 901 of the Original Indenture and the terms of this First Supplemental Indenture; provided, however, that the aggregate principal amount of the Senior Notes may be increased in the future, without the consent of the holders of the Senior Notes, on the same terms and with the same CUSIP and ISIN numbers as the Senior Notes. The Senior Notes shall be issued in fully registered form without coupons.

The Senior Notes shall be issued in the form of one or more Global Securities (as defined below) in substantially the form set out in Exhibit A hereto. The initial Depositary with respect to the Senior Notes shall be The Depository Trust Company.

The form of the Trustee’s Certificate of Authentication for the Senior Notes shall be substantially in the form set forth in Exhibit B hereto.

Each Senior Note shall be dated the date of authentication thereof and shall bear interest from the date of original issuance thereof or from the most recent Interest Payment Date to which interest has been paid or duly provided for.

Section 1.02 Definitions. The following defined terms used herein with respect to the Senior Notes shall, unless the context otherwise requires, have the meanings specified below. Capitalized terms used herein for which no definition is provided herein shall have the meanings set forth in the Original Indenture.

“Interest Payment Date” means June 1 and December 1 of each year, commencing June 1, 2005.

“Original Issue Date” means November 24, 2004.

“Regular Record Date” means, with respect to each Interest Payment Date, the close of business on the preceding May 15 or November 15, as the case may be.

“Stated Maturity” means December 1, 2034.

“Underwriters” means J.P. Morgan Securities Inc. and Lehman Brothers Inc.

Section 1.03 Payment of Principal and Interest. The principal of the Senior Notes shall be due at Stated Maturity (unless earlier redeemed). The unpaid principal amount of the Senior Notes shall bear interest at the rate of 5.70% per year until paid or duly provided for, such interest to accrue from November 24, 2004 or from the most recent Interest Payment Date to which interest has been paid or duly provided for. Interest shall be paid semi-annually in arrears on each Interest Payment Date, commencing June 1, 2005, to the Person or Persons in whose name the Senior Notes are registered on the Regular Record Date for such Interest Payment Date, provided that interest payable at the Stated Maturity of principal or on a Redemption Date as provided herein will be paid to the Person to whom principal is payable. Any such interest that is not so punctually paid or duly provided for will forthwith cease to be payable to the holders on such Regular Record Date and may be paid as provided in Section 307 of the Original Indenture.

Payments of interest on the Senior Notes will include interest accrued to but excluding the respective Interest Payment Dates. Interest payments for the Senior Notes shall be computed and paid on the basis of a 360-day year consisting of twelve 30-day months. In the event that any date on which interest is payable on the Senior Notes is not a Business Day, then payment of the interest payable on such date will be made on the next succeeding day that is a Business Day (and without any interest or other payment in respect of any such delay), except that, if such Business Day is in the next succeeding calendar year, such payment shall be made on the immediately preceding Business Day, in each case with the same force and effect as if made on the date the payment was originally payable.

Payment of the principal, premium, if any, and interest due at the Stated Maturity of, or on a Redemption Date for, the Senior Notes shall be made upon surrender of the Senior Notes at the Corporate Trust Office of the Trustee. The principal of and interest on the Senior Notes shall be paid in such coin or currency of the United States of America as at the time of payment is legal tender for payment of public and private debts. Payments of interest (including interest on any Interest Payment Date) will be made, subject to such surrender where applicable, at the option of the Company, (i) by check mailed to the address of the Person entitled thereto as such address shall appear in the Security Register or (ii) by wire transfer at such place and to such account at a banking institution in the United States as may be designated in writing to the Trustee at least 15 days prior to the date for payment by the Person entitled thereto.

Section 1.04 Denominations. The Senior Notes may be issued in denominations of $1,000, or whole multiples of $1,000 in excess thereof.

Section 1.05 Global Securities. The Senior Notes will initially be issued in the form of one or more Global Securities registered in the name of the Depositary (which initially shall be The Depository Trust Company) or its nominee. Except under the limited circumstances described below, Senior Notes represented by such Global Securities will not be exchangeable for, and will not otherwise be issuable as,

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Senior Notes in definitive form. The Global Securities described above may not be transferred except by the Depositary to a nominee of the Depositary or by a nominee of the Depositary to the Depositary or another nominee of the Depositary or to a successor Depositary or its nominee.

Owners of beneficial interests in such Global Securities will not be considered the holders thereof for any purpose under the Indenture, and no Global Security representing a Senior Note shall be exchangeable, except for another Global Security of like denomination and tenor to be registered in the name of the Depositary or its nominee or to a successor Depositary or its nominee. The rights of holders of such Global Securities shall be exercised only through the Depositary.

A Global Security shall be exchangeable for Senior Notes registered in the names of Persons other than the Depositary or its nominee only as provided by Section 305 of the Original Indenture. Any Global Security that is exchangeable pursuant to the preceding sentence shall be exchangeable for Senior Notes registered in such names as the Depositary shall direct.

Section 1.06 Transfer. No service charge will be made for any registration of transfer or exchange of Senior Notes, but payment will be required of a sum sufficient to cover any tax or other governmental charge that may be imposed in connection therewith.

Section 1.07 Defeasance. The provisions of Sections 1202 and 1203 of the Original Indenture will apply to the Senior Notes.

Section 1.08 Redemption at the Option of the Company. The Senior Notes will be redeemable, at the option of the Company, in whole or in part, at any time (a “Redemption Date”), at a redemption price (the “Redemption Price”) equal to the greater of (i) 100% of the aggregate principal amount of the Senior Notes to be redeemed and (ii) an amount equal to the sum of the present values of the remaining scheduled payments for principal and interest on the Senior Notes to be redeemed, not including any portion of the payments of interest accrued as of such Redemption Date, discounted to such Redemption Date on a semi-annual basis (assuming a 360-day year consisting of twelve 30-day months) at the Treasury Rate, plus 15 basis points; plus in each case, accrued and unpaid interest on the principal amount being redeemed to, but excluding, such Redemption Date.

“Treasury Rate” means (1) the yield, under the heading which represents the average for the immediately preceding week, appearing in the most recently published statistical release designated “H.15(519)” or any successor publication which is published weekly by the Board of Governors of the Federal Reserve System and which establishes yields on actively traded United States Treasury securities adjusted to constant maturity under the caption “Treasury Constant Maturities,” for the maturity corresponding to the Comparable Treasury Issue (if no maturity is within three months before or after the remaining life, yields for the two published maturities most closely corresponding to the Comparable Treasury Issue will be determined and the Treasury Rate will be interpolated or extrapolated from such yields on a straight line basis, rounding to the nearest month) or (2) if such release (or any successor release) is not published during the week preceding the calculation date or does not contain such yields, the rate per year equal to the semi-annual equivalent yield to maturity of the Comparable Treasury Issue, calculated using a price for the Comparable Treasury Issue (expressed as a percentage of its principal amount) equal to the Comparable Treasury Price for such Redemption Date. The Treasury Rate shall be calculated on the third Business Day preceding the Redemption Date.

“Comparable Treasury Issue” means the United States Treasury security selected by the Independent Investment Banker as having a maturity comparable to the remaining term of the Senior Notes to be redeemed.

“Independent Investment Banker” means either J.P. Morgan Securities Inc. and its successors or Lehman Brothers Inc. and its successors or, if either of such firms is unwilling or unable to select the Comparable Treasury Issue, an independent investment banking institution of national standing appointed by the Trustee after consultation with the Company.

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“Comparable Treasury Price” means (1) the average of five Reference Treasury Dealer Quotations for such Redemption Date, after excluding the highest and lowest of such Reference Treasury Dealer Quotations, or (2) if the Trustee obtains fewer than five such Reference Treasury Dealer Quotations, the average of all such quotations.

“Reference Treasury Dealer” means each of J.P. Morgan Securities Inc. and Lehman Brothers Inc. and their respective successors and three other primary U.S. government securities dealers (each a “Primary Treasury Dealer”), as specified by the Company; provided, that (1) if any of J.P. Morgan Securities Inc. and Lehman Brothers Inc. and their respective successors or any Primary Treasury Dealer as specified by the Company shall cease to be a Primary Treasury Dealer, the Company will substitute therefor another Primary Treasury Dealer and (2) if the Company fails to select a substitute within a reasonable period of time, then the substitute will be a Primary Treasury Dealer selected by the Independent Investment Banker after consultation with the Company.

“Reference Treasury Dealer Quotations” mean, with respect to the Reference Treasury Dealer and any Redemption Date, the average, as determined by the Independent Investment Banker, of the bid and asked prices for the Comparable Treasury Issue (expressed, in each case, as a percentage of its principal amount) quoted in writing to the Independent Investment Banker by such Reference Treasury Dealer at 5:00 p.m., New York City time, on the third Business Day preceding such Redemption Date.

Notwithstanding Section 1105 of the Original Indenture, the notice of redemption with respect to the foregoing redemption need not set forth the Redemption Price but only the manner of calculation thereof.

The Company shall notify the Trustee of the Redemption Price with respect to the foregoing redemption promptly after the calculation thereof. The Trustee shall not be responsible for calculating the Redemption Price.

If less than all of the Senior Notes are to be redeemed, the Trustee shall select, in such manner as it shall deem appropriate and fair, the principal amount of such Senior Notes held by each beneficial owner of such Senior Notes to be redeemed. The Trustee may select notes and portions of notes for redemption in amounts of $1,000 and whole multiples of $1,000 in excess thereof. The Trustee shall promptly notify the Company in writing of the Senior Notes selected for redemption and, in the case of any Senior Notes selected for partial redemption, the principal amount thereof to be redeemed.

Section 1.09 Sinking Fund Obligations. The Senior Notes shall not have a sinking fund.

Section 1.10 Paying Agent. The Trustee shall initially serve as Paying Agent with respect to the Senior Notes, with the place of payment initially being the Corporate Trust Office.

ARTICLE II

MISCELLANEOUS PROVISIONS

Section 2.01 Recitals by the Company. The recitals in this First Supplemental Indenture are made by the Company only and not by the Trustee, and the Trustee assumes no responsibility for their correctness. The Trustee makes no representations as to the validity or sufficiency of this First Supplemental Indenture or of the Senior Notes. The Trustee shall not be accountable for the use or application by the Company of the Senior Notes or the proceeds thereof. All of the provisions contained in the Original Indenture in respect of the rights, privileges, immunities, powers and duties of the Trustee shall be applicable in respect of the Senior Notes and of this First Supplemental Indenture as fully and with like effect as if set forth herein in full.

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Section 2.02 Ratification and Incorporation of Original Indenture. As supplemented hereby, the Original Indenture is in all respects ratified and confirmed, and the Original Indenture and this First Supplemental Indenture shall be read, taken and construed as one and the same instrument.

Section 2.03 Executed in Counterparts. This First Supplemental Indenture may be simultaneously executed in several counterparts, each of which shall be deemed to be an original, and such counterparts shall together constitute but one and the same instrument.

Section 2.04 New York Law to Govern. This First Supplemental Indenture and each Senior Note shall be governed by and construed in accordance with the law of the State of New York.

Section 2.05 Successors and Assigns. All covenants and agreements in this First Supplemental Indenture and each Senior Note by the Company shall bind its successors and assigns, whether so expressed or not.

Section 2.06 Separability. In case any provision in this First Supplemental Indenture or in any Senior Note shall be invalid, illegal or unenforceable, the validity, legality and enforceability of the remaining provisions shall not in any way be affected or impaired thereby.

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IN WITNESS WHEREOF, each party hereto has caused this instrument to be signed in its name and behalf by its duly authorized officers, all as of the day and year first above written.

MBIA INC.

By:	/s/ Nicholas Ferri
Name:	Nicholas Ferri
Title:	Vice President

Attest:

/s/ Joseph L. Sevely
Name:	Joseph L. Sevely
Title:	Treasurer

THE BANK OF NEW YORK,
as Trustee

By:	/s/ Julie Salovitch-Miller
Name:	Julie Salovitch-Miller
Title:	Vice President

Attest:

/s/ Patricia Gallagher
Name:	Patricia Gallagher
Title:	Vice President

EXHIBIT A

Form of 5.70% Senior Note due 2034

UNLESS THIS SECURITY IS PRESENTED BY AN AUTHORIZED REPRESENTATIVE OF THE DEPOSITORY TRUST COMPANY, A NEW YORK CORPORATION (“DTC”), TO MBIA INC. OR ITS AGENT FOR REGISTRATION OF TRANSFER, EXCHANGE OR PAYMENT, AND ANY SECURITY ISSUED IS REGISTERED IN THE NAME OF CEDE & CO. OR TO SUCH OTHER ENTITY AS IS REQUESTED BY AN AUTHORIZED REPRESENTATIVE OF DTC (AND ANY PAYMENT IS MADE TO CEDE & CO. OR TO SUCH OTHER ENTITY AS IS REQUESTED BY AN AUTHORIZED REPRESENTATIVE OF DTC), ANY TRANSFER, PLEDGE OR OTHER USE HEREOF FOR VALUE OR OTHERWISE BY OR TO ANY PERSON IS WRONGFUL INASMUCH AS THE REGISTERED OWNER HEREOF, CEDE & CO., HAS AN INTEREST HEREIN.

THIS SECURITY IS A GLOBAL SECURITY WITHIN THE MEANING OF THE INDENTURE HEREINAFTER REFERRED TO AND IS REGISTERED IN THE NAME OF DTC OR A NOMINEE THEREOF. THIS SECURITY MAY NOT BE EXCHANGED IN WHOLE OR IN PART FOR A SECURITY REGISTERED, AND NO TRANSFER OF THIS SECURITY IN WHOLE OR IN PART MAY BE REGISTERED, IN THE NAME OF ANY PERSON OTHER THAN DTC OR SUCH NOMINEE, EXCEPT IN THE LIMITED CIRCUMSTANCES DESCRIBED IN THE INDENTURE.

No.

CUSIP No. 55262C AJ 9

MBIA INC.

5.70% Senior Notes due 2034

Principal Amount:	$350,000,000

Regular Record Date:	with respect to each Interest Payment Date, the close of business on the preceding May 15 or November 15, as the case may be (whether or not a Business Day)

Original Issue Date:	November 24, 2004

Stated Maturity:	December 1, 2034

Interest Payment Dates:	June 1 and December 1, commencing June 1, 2005

Interest Rate:	5.70% per year

Authorized Denomination:	$1,000 or any integral multiples thereof

MBIA Inc., a Connecticut corporation (the “Company,” which term includes any successor corporation under the Indenture referred to on the reverse hereof), for value received, hereby promises to pay to             , or registered assigns, the principal sum of                      ($            ) on the Stated Maturity shown above, and to pay interest thereon from the Original Issue Date shown above, or from the most recent Interest Payment Date to which interest has been paid or duly provided for, semi-annually in arrears on each Interest Payment Date as specified above, commencing on June 1, 2005, and on the Stated Maturity at the rate per year shown above until the principal hereof is paid or made available for payment and on any overdue principal and on any overdue installment of interest to the extent permitted by law. The interest so payable, and punctually paid or duly provided for, on any Interest Payment Date (other than an Interest Payment Date that is the Stated Maturity or a Redemption Date) will, as provided in the Indenture, be paid to the Person or Persons in whose name this Security is registered at the close of business on the Regular Record Date as specified above next preceding such Interest Payment Date, provided that any interest payable at Stated Maturity or on a Redemption Date will be paid to the Person to whom principal is payable. Except as otherwise provided in the Indenture, any such interest that is not so punctually paid or duly provided for will forthwith cease to be payable to the Holders on such Regular Record Date and may be paid as provided in Section 307 of the Original Indenture.

Payments of interest on this Security will include interest accrued to but excluding the respective Interest Payment Dates. Interest payments for this Security shall be computed and paid on the basis of a 360-day year consisting of twelve 30-day months. In the event that any date on which interest is payable on this Security is not a Business Day, then payment of the interest payable on such date will be made on the next succeeding day that is a Business Day (and without any interest or other payment in respect of any such delay), except that, if such Business Day is in the next succeeding calendar year, payment shall be made on the immediately preceding Business Day, in each case with the same force and effect as if made on the date the payment was originally payable.

Payment of the principal of and interest due at the Stated Maturity or a Redemption Date of this Security shall be made upon surrender of this Security at the Corporate Trust Office of the Trustee. The principal of and interest on this Security shall be paid in such coin or currency of the United States of America as at the time of payment is legal tender for payment of public and private debts. Payment of interest (including interest on an Interest Payment Date) will be made, subject to such surrender where applicable, at the option of the Company, (i) by check mailed to the address of the Person entitled thereto as such address shall appear in the Security Register or (ii) by wire transfer at such place and to such account at a banking institution in the United States as may be designated in writing to the Trustee at least 15 days prior to the date for payment by the Person entitled thereto.

The Senior Notes (as defined on the reverse hereof) will be unsecured obligations of the Company and will rank equally in right of payment with all the other unsecured, unsubordinated indebtedness of the Company from time to time outstanding. The Senior Notes will rank senior to any subordinated indebtedness of the Company.

REFERENCE IS HEREBY MADE TO THE FURTHER PROVISIONS OF THIS SECURITY SET FORTH ON THE REVERSE HEREOF, WHICH FURTHER PROVISIONS SHALL FOR ALL PURPOSES HAVE THE SAME EFFECT AS IF SET FORTH AT THIS PLACE.

Unless the certificate of authentication hereon has been executed by the Trustee by manual signature, this Security shall not be entitled to any benefit under the Indenture or be valid or obligatory for any purpose.

IN WITNESS WHEREOF, the Company has caused this instrument to be duly executed.

MBIA INC.

By:
Name:
Title:

Attest:

Name:
Title

(Reverse Side of Security)

This Security is one of a duly authorized issue of Senior Notes of the Company issued and issuable in one or more series under a Senior Indenture dated as of November 24, 2004 (the “Original Indenture”), as supplemented by the First Supplemental Indenture, dated as of November 24, 2004 (the “First Supplemental Indenture,” and together with the Original Indenture, the “Indenture”), between the Company and The Bank of New York, as Trustee (the “Trustee,” which term includes any successor trustee under the Indenture), to which Indenture and all indentures incidental thereto reference is hereby made for a statement of the respective rights, limitations of rights, duties and immunities thereunder of the Company, the Trustee and the Holders of the Senior Notes issued thereunder and of the terms upon which said Senior Notes are, and are to be, authenticated and delivered. This Security is one of the series designated on the face hereof as 5.70% Senior Notes due 2034 (the “Senior Notes”), initially limited in aggregate principal amount of $350,000,000; provided, however, that the aggregate principal amount of the Senior Notes may be increased in the future, without the consent of the holders of the Senior Notes, on the same terms and with the same CUSIP and ISIN numbers as the Senior Notes. Capitalized terms used herein for which no definition is provided herein shall have the meanings set forth in the Indenture.

This Security is exchangeable in whole or from time to time in part for Senior Notes of this series in definitive registered form only as provided herein and in the Indenture. If (i) at any time the Depositary notifies the Company that it is unwilling, unable or ineligible to continue as Depositary for this Security, and the Company does not appoint a successor Depositary within 90 days after the Company receives such notice or becomes aware of such condition, as the case may be, (ii) at any time, the Depositary ceases to be a clearing agency registered under the Securities Exchange Act of 1934, as amended, and the Company has not appointed a successor depositary within 90 days after the Company learns that the Depositary has ceased to be so registered or (iii) the Company in its sole discretion determines that this Security shall be exchangeable for Senior Notes of this series in definitive registered form and executes and delivers to the Security Registrar a written order of the Company providing that this Security shall be so exchangeable, this Security shall be exchangeable for Senior Notes of this series in definitive registered form, provided that the definitive Senior Notes so issued in exchange for this Security shall be in denominations of $1,000 and whole multiples of $1,000 in excess thereof, without coupons, and be of like aggregate principal amount and tenor as the portion of this Security to be exchanged. Except as provided above, owners of beneficial interests in this Security will not be entitled to have Senior Notes registered in their names, will not receive or be entitled to physical delivery of Senior Notes in definitive registered form and will not be considered the holders thereof for any purpose under the Indenture. Neither the Company, the Trustee, any Paying Agent nor the Security Registrar shall have any responsibility or liability for any aspect of records relating to or payments made on account of beneficial ownership interests in this Security, or for maintaining, supervising or reviewing any records relating to such beneficial ownership interests.

If an Event of Default with respect to the Senior Notes shall occur and be continuing, the principal of the Senior Notes may become or may be declared due and payable in the manner, with the effect and subject to the conditions provided in the Indenture.

The Indenture permits, with certain exceptions as therein provided, the amendment thereof and the modification of the rights and obligations of the Company and the rights of the Holders of the Senior Notes under the Indenture at any time by the Company and the Trustee with the consent of the Holders of not less than a majority in aggregate principal amount of the Senior Notes at the time Outstanding. The Indenture also contains provisions permitting the holders of specified percentages in principal amount of the Senior Notes at the time Outstanding, on behalf of the holders of all Senior Notes, to waive compliance by the Company with certain provisions of the Indenture and certain past defaults under the Indenture and their consequences. Any such consent or waiver by the Holder of this Security shall be conclusive and binding upon such holder and upon all future Holders of this Security and of any Senior Note issued upon the registration of transfer hereof or in exchange hereof or in lieu hereof, whether or not notation of such consent or waiver is made upon this Security.

The Indenture contains provisions for defeasance at any time of (a) the entire indebtedness of the Company pursuant to this Security and (b) restrictive covenants and the related Events of Default, upon compliance by the Company with certain conditions set forth therein, which provisions apply to this Security.

The Senior Notes will be redeemable, at the option of the Company, in whole or in part, at any time (a “Redemption Date”), at a redemption price (the “Redemption Price”) equal to the greater of (i) 100% of the aggregate principal amount of the Senior Notes to be redeemed and (ii) an amount equal to the sum of the present values of the remaining scheduled payments for principal and interest on the Senior Notes to be redeemed, not including any portion of the payments of interest accrued to such Redemption Date, discounted to such Redemption Date on a semi-annual basis (assuming a 360-day year consisting of twelve 30-day months) at the Treasury Rate, plus 15 basis points; plus in each case, accrued and unpaid interest on the principal amount being redeemed to, but excluding, such Redemption Date.

“Treasury Rate” means (1) the yield, under the heading which represents the average for the immediately preceding week, appearing in the most recently published statistical release designated “H.15(519)” or any successor publication which is published weekly by the Board of Governors of the Federal Reserve System and which establishes yields on actively traded United States Treasury securities adjusted to constant maturity under the caption “Treasury Constant Maturities,” for the maturity corresponding to the Comparable Treasury Issue (if no maturity is within three months before or after the remaining life, yields for the two published maturities most closely corresponding to the Comparable Treasury Issue will be determined and the Treasury Rate will be interpolated or extrapolated from such yields on a straight line basis, rounding to the nearest month), or (2) if such release (or any successor release) is not published during the week preceding the calculation date or does not contain such yields, the rate per year equal to the semi-annual equivalent yield to maturity of the Comparable Treasury Issue, calculated using a price for the Comparable Treasury Issue (expressed as a percentage of its principal amount) equal to the Comparable Treasury Price for such Redemption Date. The Treasury Rate shall be calculated on the third Business Day preceding the Redemption Date.

“Comparable Treasury Issue” means the United States Treasury security selected by the Independent Investment Banker as having a maturity comparable to the remaining term of the Senior Notes to be redeemed.

“Independent Investment Banker” means either J.P. Morgan Securities Inc. and its successors or Lehman Brothers Inc. and its successors or, if either of such firms is unwilling or unable to select the Comparable Treasury Issue, an independent investment banking institution of national standing appointed by the Trustee after consultation with the Company.

“Comparable Treasury Price” means (1) the average of five Reference Treasury Dealer Quotations for such Redemption Date, after excluding the highest and lowest of such Reference Treasury Dealer Quotations, or (2) if the Trustee obtains fewer than five such Reference Treasury Dealer Quotations, the average of all such quotations.

“Reference Treasury Dealer” means each of J.P. Morgan Securities Inc. and Lehman Brothers Inc. and their respective successors and three other primary U.S. government securities dealers (each a “Primary Treasury Dealer”), as specified by the Company; provided, that (1) if any of J.P. Morgan Securities Inc. and Lehman Brothers Inc. and their respective successors or any Primary Treasury Dealer as specified by the Company shall cease to be a Primary Treasury Dealer, the Company will substitute therefor another Primary Treasury Dealer and (2) if the Company fails to select a substitute within a reasonable period of time, then the substitute will be a Primary Treasury Dealer selected by the Independent Investment Banker after consultation with the Company.

“Reference Treasury Dealer Quotations” mean, with respect to the Reference Treasury Dealer and any Redemption Date, the average, as determined by the Independent Investment Banker, of the bid and asked prices for the Comparable Treasury Issue (expressed, in each case, as a percentage of its principal amount) quoted in writing to the Independent Investment Banker by such Reference Treasury Dealer at 5:00 p.m., New York City time, on the third Business Day preceding such Redemption Date.

Notice of any redemption will be mailed at least 30 days but no more than 60 days before the Redemption Date to each Holder of the Senior Notes to be redeemed. Notwithstanding Section 1105 of the Original Indenture, the notice of redemption with respect to the foregoing redemption need not set forth the Redemption Price but only the manner of calculation thereof.

The Company shall notify the Trustee of the Redemption Price with respect to the foregoing redemption promptly after the calculation thereof. The Trustee shall not be responsible for calculating said Redemption Price. Unless the Company defaults in payment of the redemption price, on and after the redemption date, interest will cease to accrue on the Senior Notes or portions thereof called for redemption.

If less than all of the Senior Notes are to be redeemed, the Trustee shall determine, in such manner as it deems appropriate and fair, the principal amount of such notes held by each beneficial owner of such Senior Notes to be redeemed. The Trustee may select notes and portions of notes for redemption in amounts of $1,000 and whole multiples of $1,000 in excess thereof.

No reference herein to the Indenture and no provision of this Security or of the Indenture shall alter or impair the obligation of the Company, which is absolute and unconditional, to pay the principal of and interest on this Security at the time, place and rate, and in the coin or currency, herein prescribed.

As provided in the Indenture and subject to certain limitations therein set forth, the transfer of this Security is registrable in the Security Register, upon surrender of this Security for registration of transfer at the office or agency of the Company for such purpose, duly endorsed by, or accompanied by a written instrument of transfer in form satisfactory to the Company or the Security Registrar and duly executed by, the Holder hereof or his attorney duly authorized in writing, and thereupon one or more new Senior Notes, of authorized denominations and of like tenor and for the same aggregate principal amount, will be issued to the designated transferee or transferees. No service charge shall be made for any such exchange or registration of transfer, but the Company will require payment of a sum sufficient to cover any tax or other governmental charge payable in connection therewith.

Prior to due presentment of this Security for registration of transfer, the Company, the Trustee, any Person authorized by the Company to pay the principal of or any premium or interest on any securities on behalf of the Company (“Paying Agent”) and the Security Registrar may deem and treat the Person in whose name this Security is registered as the absolute owner hereof for all purposes, whether or not this Security be overdue and notwithstanding any notice of ownership or writing thereon made by anyone other than the Security Registrar, and neither the Company nor the Trustee nor any Paying Agent nor the Security Registrar shall be affected by notice to the contrary.

The Senior Notes are issuable only in registered form without coupons in denominations of $1,000 and whole multiples of $1,000 in excess thereof. As provided in the Indenture and subject to certain limitations therein set forth, Senior Notes are exchangeable for a like aggregate principal amount of Senior Notes of a different authorized denomination, as requested by the Holder surrendering the same upon surrender of the Senior Note or Senior Notes to be exchanged at the office or agency of the Company.

No recourse shall be had for payment of the principal of or interest on this Security, or for any claim based hereon, or otherwise in respect hereof, or based on or in respect of the Indenture, against past, present or future shareholder, officer or director, as such, of the Company or of any successor, either directly or through the Company or any successor, under any rule, law statute or constitutional provision, or by the enforcement of any assessment or by any legal or equitable proceeding or otherwise, all such liability being expressly waived and released, by the acceptance hereof and as part of the consideration for the issuance hereof.

Unless the certificate of authentication hereon has been executed by the Trustee by manual signature, this Security shall not be entitled to any benefit under the Indenture or be valid or obligatory for any purpose.

This Security shall be governed by and construed in accordance with the law of the State of New York.

ABBREVIATIONS

The following abbreviations, when used in the inscription on the face of this instrument, shall be construed as though they were written out in full according to applicable laws or regulations:

TEN COM – as tenants in common	UNIF GIFT MIN ACT – Custodian under Uniform
Gift to Minors Act

(State)

TEN ENT – as tenants by the entireties

JT TEN – as joint tenants with rights of	CUST – Custodian
survivorship and not as
tenants in common

Additional abbreviations may also be used

though not on the above list.

FOR VALUE RECEIVED, the undersigned hereby sell(s) and transfer(s) unto

PLEASE PRINT OR TYPEWRITE NAME AND ADDRESS, INCLUDING POSTAL ZIP CODE OF ASSIGNEE

_________________________________________________________________________________________________________

_________________________________________________________________________________________________________

_________________________________________________________________________________________________________

(please insert Social Security or other identifying number of assignee)

the within Security and all rights thereunder, hereby irrevocably constituting and appointing

_________________________________________________________________________________________________________

_________________________________________________________________________________________________________

_________________________________________________________________________________________________________

agent to transfer said Security on the books of the Company, with full power of substitution in the premises.

Dated:
NOTICE: The signature to this assignment must correspond with the name as written upon the face of the within instrument in every particular without alteration or enlargement, or any change whatever.

EXHIBIT B

CERTIFICATE OF AUTHENTICATION

This is one of the 5.70% Senior Notes due 2034 referred to in the within-mentioned Indenture.

THE BANK OF NEW YORK,
as Trustee

By:
Authorized Signatory